Exhibit 99.1

news release
www.pplnewsroom.com

Contacts:	For news media: Ryan Hill, 610-774-4033
For financial analysts: Andy Ludwig, 610-774-3389

PPL Corporation reports third-quarter 2024 earnings

•Announces 2024 third-quarter reported earnings (GAAP) per share of $0.29.
•Achieves 2024 third-quarter ongoing earnings per share of $0.42 vs. $0.43 in 2023.
•Narrows 2024 ongoing earnings forecast range to $1.67 to $1.73 per share and increases midpoint to $1.70 per share.
•Reaffirms projected annual earnings per share and dividend growth of 6% to 8% through at least 2027.

ALLENTOWN, Pa. (Nov. 1, 2024) - PPL Corporation (NYSE: PPL) today announced third-quarter 2024 reported earnings (GAAP) of $214 million, or $0.29 per share, compared with third-quarter 2023 reported earnings of $230 million, or $0.31 per share.
PPL reported earnings of $711 million, or $0.96 per share, for the first nine months of 2024, compared with the reported earnings of $627 million, or $0.85 per share, for the first nine months of 2023.
Adjusting for special items, third-quarter 2024 earnings from ongoing operations (non-GAAP) were $310 million, or $0.42 per share, compared with $317 million, or $0.43 per share, a year ago.
Earnings from ongoing operations for the first nine months of 2024 were $994 million, or $1.34 per share, compared with $884 million, or $1.20 per share, for the first nine months of 2023.
Special items in the third quarters and first nine months of 2024 and 2023 primarily included integration and related expenses associated with the acquisition of Rhode Island Energy.
“Based on our strong year-to-date financial performance and continued execution of our business plan, we’ve narrowed our 2024 ongoing earnings forecast range,” said Vincent Sorgi, president and chief executive officer of PPL Corporation.
In updating the company’s 2024 ongoing earnings forecast range today, PPL narrowed the range to $1.67 to $1.73 per share from $1.63 to $1.75 per share, increasing the midpoint a penny to $1.70 per share.
In addition, the company reaffirmed its projection of 6% to 8% annual earnings and dividend growth through at least 2027 based off the midpoint of its original 2024 ongoing earnings forecast range.
“As we work to close out the year, we are firmly on track to achieve our 2024 priorities,” said Sorgi. “This includes investing more than $3 billion in infrastructure improvements to make the grid more resilient to future storms and advance a safe, reliable, affordable and cleaner energy future. In addition, it includes achieving our targeted O&M savings to keep energy affordable for our customers.”
PPL’s plan includes delivering targeted annual operation and maintenance savings of at least $175 million by 2026 from the company’s 2021 baseline, with a cumulative $120 million to $130 million of annual savings planned by the end of 2024.
In third-quarter highlights, PPL completed the integration of Rhode Island Energy, exiting the remaining transition service agreements that were in place with National Grid following PPL’s acquisition of Rhode Island Energy in May 2022. PPL’s priority at the outset of the acquisition was a smooth transition for Rhode Island customers, and the company was broadly successful in achieving this objective and minimizing impacts to customers.
Also in the third quarter, PPL subsidiaries Louisville Gas and Electric and Kentucky Utilities filed their triennial Integrated Resource Plan (IRP) with the Kentucky Public Service Commission. The plan includes robust analysis of a wide range of variables – demand growth, energy efficiency, regulatory outcomes, fuel prices, etc. – to provide guidance for resource planning. The IRP envisions a need to add an estimated 2,700 MW to 3,200 MW of new natural gas, solar and battery storage through 2039 to safely, reliably and affordably serve future demand growth.
Other highlights included strong storm response in Kentucky to the remnants of Hurricane Helene, demonstrating the benefits of LG&E and KU’s continued investments in smart grid technology. In addition, PPL Electric Utilities, Louisville Gas and Electric and Kentucky Utilities continued their strong support of economic development, including growing interest from data center developers in PPL’s Pennsylvania and Kentucky service territories.

Third-Quarter 2024 Earnings Details

As discussed in this news release, reported earnings are calculated in accordance with U.S. Generally Accepted Accounting Principles (GAAP). “Earnings from ongoing operations” is a non-GAAP financial measure that is adjusted for special items. See the tables at the end of this news release for a reconciliation of reported earnings (net income) to earnings from ongoing operations, including an itemization of special items.

(Dollars in millions, except for per share amounts)	3rd Quarter			Year to Date
	2024	2023	Change	2024	2023	Change
Reported earnings	$214	$230	(7)%	$711	$627	13%
Reported earnings per share	$0.29	$0.31	(6)%	$0.96	$0.85	13%

	3rd Quarter			Year to Date
	2024	2023	Change	2024	2023	Change
Earnings from ongoing operations	$310	$317	(2)%	$994	$884	12%
Earnings from ongoing operations per share	$0.42	$0.43	(2)%	$1.34	$1.20	12%

Third-Quarter 2024 Earnings by Segment

	3rd Quarter		Year to Date
Per share	2024	2023	2024	2023
Reported earnings
Kentucky Regulated	$0.23	$0.24	$0.66	$0.58
Pennsylvania Regulated	0.19	0.18	0.60	0.52
Rhode Island Regulated	0.02	0.01	0.12	0.10
Corporate and Other	(0.15)	(0.12)	(0.42)	(0.35)
Total	$0.29	$0.31	$0.96	$0.85

	3rd Quarter		Year to Date
	2024	2023	2024	2023
Special items (expense) benefit
Kentucky Regulated	$(0.01)	$—	$(0.01)	$(0.01)
Pennsylvania Regulated	—	(0.02)	(0.02)	(0.02)
Rhode Island Regulated	(0.02)	(0.02)	(0.07)	(0.06)
Corporate and Other	(0.10)	(0.08)	(0.28)	(0.26)
Total	$(0.13)	$(0.12)	$(0.38)	$(0.35)

	3rd Quarter		Year to Date
	2024	2023	2024	2023
Earnings from ongoing operations
Kentucky Regulated	$0.24	$0.24	$0.67	$0.59
Pennsylvania Regulated	0.19	0.20	0.62	0.54
Rhode Island Regulated	0.04	0.03	0.19	0.16
Corporate and Other	(0.05)	(0.04)	(0.14)	(0.09)
Total	$0.42	$0.43	$1.34	$1.20

Key Factors Impacting Earnings

In addition to the segment drivers outlined below, PPL’s reported earnings in the third quarter of 2024 included net special item after-tax charges of $96 million, or $0.13 per share, compared to net special item after-tax charges of $87 million, or $0.12 per share, in the third quarter of 2023. In both cases, special items were primarily attributable to integration and related expenses associated with the acquisition of Rhode Island Energy.
Reported earnings in the first nine months of 2024 included net special item after-tax charges of $283 million, or $0.38 per share, compared to net special item after-tax charges of $257 million, or $0.35 per share, in the first nine months of 2023. In both cases, special items were primarily attributable to integration and related expenses associated with the acquisition of Rhode Island Energy.

Kentucky Regulated Segment
PPL’s Kentucky Regulated segment primarily consists of the regulated electricity and natural gas operations of Louisville Gas and Electric Company and the regulated electricity operations of Kentucky Utilities Company.

Reported earnings in the third quarter of 2024 decreased by $0.01 per share compared with a year ago. Earnings from ongoing operations in the third quarter of 2024 were even compared with a year ago. Factors driving earnings results primarily included an adjustment to Environmental Cost Recovery revenues, offset by higher sales volumes primarily due to weather.
Reported earnings and earnings from ongoing operations in the first nine months of 2024 increased by $0.08 per share compared with a year ago. Factors driving earnings results included higher sales volumes primarily due to weather and lower operating costs.

Pennsylvania Regulated Segment
PPL’s Pennsylvania Regulated segment consists of the regulated electricity delivery operations of PPL Electric Utilities.
Reported earnings in the third quarter of 2024 increased by $0.01 per share compared with a year ago. Earnings from ongoing operations in the third quarter of 2024 decreased by $0.01 per share compared with a year ago. Factors driving earnings results primarily included higher operating costs.
Reported earnings and earnings from ongoing operations in the first nine months of 2024 increased by $0.08 per share compared with a year ago. Factors driving earnings results primarily included higher transmission revenue, higher sales volumes and other factors, partially offset by higher interest expense.

Rhode Island Regulated Segment
PPL’s Rhode Island Regulated segment consists of the regulated electricity and natural gas operations of Rhode Island Energy.
Reported earnings and earnings from ongoing operations in the third quarter of 2024 increased by $0.01 per share compared with a year ago. Factors driving earnings results primarily included lower property taxes.
Reported earnings in the first nine months of 2024 increased by $0.02 per share compared to a year ago. Earnings from ongoing operations in the first nine months of 2024 increased by $0.03 per share compared with a year ago. Factors driving earnings results primarily included higher distribution revenue from capital investments and higher transmission revenue, partially offset by higher interest expense.

Corporate and Other
PPL’s Corporate and Other category primarily includes financing costs incurred at the corporate level, certain non-recoverable costs resulting from commitments made to the Rhode Island Division of Public Utilities and Carriers and the Rhode Island Attorney General’s Office in conjunction with the acquisition of Rhode Island Energy, and certain other unallocated costs.
Reported earnings in the third quarter of 2024 decreased by $0.03 per share compared with a year ago. Earnings from ongoing operations in the third quarter of 2024 decreased by $0.01 per share compared with a year ago. Factors driving earnings results primarily included higher interest expense.
Reported earnings in the first nine months of 2024 decreased by $0.07 per share compared with a year ago. Earnings from ongoing operations in the first nine months of 2024 decreased by $0.05 per share compared with a year ago. Factors driving earnings results primarily included higher interest expense and other factors.

2024 Earnings Forecast

PPL narrowed its 2024 earnings from ongoing operations forecast range to $1.67 to $1.73 per share from a prior forecast range of $1.63 to $1.75 per share, increasing the midpoint to $1.70 per share from $1.69 per share.
Earnings from ongoing operations is a non-GAAP measure that could differ from reported earnings due to special items that are, in management’s view, non-recurring or otherwise not reflective of the company’s ongoing operations. PPL management is not able to forecast whether any of these factors will occur or whether any amounts will be reported for future periods. Therefore, PPL is not able to provide an equivalent GAAP measure for earnings guidance.
See the table at the end of this news release for a complete reconciliation of the earnings forecast.

About PPL
PPL Corporation (NYSE: PPL), headquartered in Allentown, Pennsylvania, is a leading U.S. energy company focused on providing electricity and natural gas safely, reliably and affordably to more than 3.5 million customers in the U.S. PPL’s high-performing, award-winning utilities are addressing energy challenges head-on by building smarter, more resilient and more dynamic power grids and advancing sustainable energy solutions. For more information, visit www.pplweb.com.

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(Note: All references to earnings per share in the text and tables of this news release are stated in terms of diluted earnings per share unless otherwise noted.)

Conference Call and Webcast

PPL invites interested parties to listen to a live internet webcast of management’s teleconference with financial analysts about third-quarter 2024 financial results at 11 a.m. Eastern time on
Friday, Nov. 1. The call will be webcast live, in audio format, together with slides of the presentation. For those who are unable to listen to the live webcast, a replay with slides will be accessible at www.pplweb.com/investors for 90 days after the call.

Interested individuals can access the live conference call via telephone at 1-844-512-2926. International participants should call 1-412-317-6300. Participants will need to enter the following “Elite Entry” number to join the conference: 8737672. Callers can access the webcast link at www.pplweb.com/investors under “Events.”
# # #

Management utilizes “Earnings from Ongoing Operations” or “Ongoing Earnings” as a non-GAAP financial measure that should not be considered as an alternative to reported earnings, or net income, an indicator of operating performance determined in accordance with GAAP. PPL believes that Earnings from Ongoing Operations is useful and meaningful to investors because it provides management’s view of PPL’s earnings performance as another criterion in making investment decisions. In addition, PPL’s management uses Earnings from Ongoing Operations in measuring achievement of certain corporate performance goals, including targets for certain executive incentive compensation. Other companies may use different measures to present financial performance.

Earnings from Ongoing Operations is adjusted for the impact of special items. Special items are presented in the financial tables on an after-tax basis with the related income taxes on special items separately disclosed. Income taxes on special items, when applicable, are calculated based on the statutory tax rate of the entity where the activity is recorded. Special items may include items such as:

•Gains and losses on sales of assets not in the ordinary course of business.
•Impairment charges.
•Significant workforce reduction and other restructuring effects.
•Acquisition and divestiture-related adjustments.

•Significant losses on early extinguishment of debt.
•Other charges or credits that are, in management’s view, non-recurring or otherwise not reflective of the company’s ongoing operations.

Statements contained in this news release, including statements with respect to future earnings, cash flows, dividends, financing, regulation and corporate strategy, are “forward-looking statements” within the meaning of the federal securities laws. Although PPL Corporation believes that the expectations and assumptions reflected in these forward-looking statements are reasonable, these statements are subject to a number of risks and uncertainties, and actual results may differ materially from the results discussed in the statements. The following are among the important factors that could cause actual results to differ materially from the forward-looking statements: asset or business acquisitions and dispositions; pandemic health events or other catastrophic events and their effect on financial markets, economic conditions and our businesses; market demand for energy in our service territories; weather conditions affecting customer energy usage and operating costs; volatility in or the impact of other changes on financial markets, commodity prices and economic conditions, including inflation; the effect of any business or industry restructuring; the profitability and liquidity of PPL Corporation and its subsidiaries; new accounting requirements or new interpretations or applications of existing requirements; operating performance of our facilities; the length of scheduled and unscheduled outages at our generating plants; environmental conditions and requirements and the related costs of compliance; system conditions and operating costs; development of new projects, markets and technologies; performance of new ventures; any impact of severe weather on our business; receipt of necessary government permits, approvals, rate relief and regulatory cost recovery; capital market conditions and decisions regarding capital structure; the impact of state, federal or foreign investigations applicable to PPL Corporation and its subsidiaries; the outcome of litigation against PPL Corporation and its subsidiaries; PPL Corporation's stock price performance; the market prices of equity securities and the impact on pension income and resultant cash funding requirements for defined benefit pension plans; the securities and credit ratings of PPL Corporation and its subsidiaries; political, regulatory or economic conditions in jurisdictions where PPL Corporation or its subsidiaries conduct business, including any potential effects of threatened or actual cyberattack, terrorism, or war or other hostilities; new state, federal or foreign legislation, including new tax legislation; and the commitments and liabilities of PPL Corporation and its subsidiaries. Any such forward-looking statements should be considered in light of such important factors and in conjunction with factors and other matters discussed in PPL Corporation’s Form 10-K and other reports on file with the Securities and Exchange Commission.

Note to Editors: Visit our media website at www.pplnewsroom.com for additional news and background about PPL Corporation.

PPL CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED FINANCIAL INFORMATION(1)
Condensed Consolidated Balance Sheets (Unaudited)
(Millions of Dollars)

	September 30,	December 31,
	2024	2023
Assets
Cash and cash equivalents	$542	$331
Accounts receivable	1,000	1,221
Unbilled revenues	319	428
Fuel, materials and supplies	517	505
Regulatory assets	342	293
Other current assets	254	154
Property, Plant and Equipment
Regulated utility plant	40,097	38,608
Less: Accumulated depreciation - regulated utility plant	9,647	9,156
Regulated utility plant, net	30,450	29,452
Non-regulated property, plant and equipment	76	72
Less: Accumulated depreciation - non-regulated property, plant and equipment	28	23
Non-regulated property, plant and equipment, net	48	49
Construction work in progress	2,129	1,917
Property, Plant and Equipment, net	32,627	31,418
Noncurrent regulatory assets	1,894	1,874
Goodwill and other intangibles	2,561	2,553
Other noncurrent assets	416	459
Total Assets	$40,472	$39,236

Liabilities and Equity
Short-term debt	$—	$992
Long-term debt due within one year	1	1
Accounts payable	920	1,104
Other current liabilities	1,385	1,243
Long-term debt	16,499	14,611
Deferred income taxes and investment tax credits	3,417	3,219
Accrued pension obligations	218	275
Asset retirement obligations	139	133
Noncurrent regulatory liabilities	3,371	3,340
Other deferred credits and noncurrent liabilities	430	385
Common stock and additional paid-in capital	12,336	12,334
Treasury stock	(929)	(948)
Earnings reinvested	2,848	2,710
Accumulated other comprehensive loss	(163)	(163)
Total Liabilities and Equity	$40,472	$39,236

(1)    The Financial Statements in this news release have been condensed and summarized for purposes of this presentation. Please refer to PPL Corporation’s periodic filings with the Securities and Exchange Commission for full financial statements, including note disclosure.

PPL CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Income (Unaudited)
(Millions of Dollars, except share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Operating Revenues	$2,066	$2,043	$6,251	$6,281

Operating Expenses
Operation
Fuel	207	199	597	567
Energy purchases	338	356	1,133	1,430
Other operation and maintenance	681	637	1,930	1,805
Depreciation	322	314	957	940
Taxes, other than income	90	100	271	299
Total Operating Expenses	1,638	1,606	4,888	5,041

Operating Income	428	437	1,363	1,240

Other Income (Expense) - net	32	16	86	51

Interest Expense	188	165	549	494

Income Before Income Taxes	272	288	900	797

Income Taxes	58	58	189	170

Net Income	$214	$230	$711	$627

Earnings Per Share of Common Stock:
Basic and Diluted
Net Income Available to PPL Common Shareowners	$0.29	$0.31	$0.96	$0.85

Weighted-Average Shares of Common Stock Outstanding (in thousands)
Basic	737,773	737,107	737,678	737,005
Diluted	739,965	738,184	739,450	738,021

PPL CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows (Unaudited)
(Millions of Dollars)

	Nine Months Ended September 30,
	2024	2023
Cash Flows from Operating Activities
Net income	$711	$627
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	957	940
Amortization	61	61
Defined benefit plans - income	(52)	(55)
Deferred income taxes and investment tax credits	147	142
Other	13	(1)
Change in current assets and current liabilities
Accounts receivable	259	(37)
Accounts payable	(236)	(129)
Unbilled revenues	109	224
Fuel, materials and supplies	(9)	(43)
Prepayments	(75)	(44)
Taxes payable	(8)	(15)
Regulatory assets and liabilities, net	(54)	(27)
Accrued interest	104	123
Other	(78)	(2)
Other operating activities
Defined benefit plans - funding	(10)	(14)
Other	(10)	(102)
Net cash provided by operating activities	1,829	1,648

Cash Flows from Investing Activities
Expenditures for property, plant and equipment	(1,945)	(1,741)
Other investing activities	1	2
Net cash used in investing activities	(1,944)	(1,739)

Cash Flows from Financing Activities
Issuance of long-term debt	1,894	3,127
Retirement of long-term debt	—	(1,763)
Payment of common stock dividends	(557)	(526)
Net decrease in short-term debt	(992)	(698)
Other financing activities	(29)	(52)
Net cash provided by financing activities	316	88

Net Increase (Decrease) in Cash, Cash Equivalents and Restricted Cash	201	(3)
Cash, Cash Equivalents and Restricted Cash at Beginning of Period	382	357
Cash, Cash Equivalents and Restricted Cash at End of Period	$583	$354

Supplemental Disclosures of Cash Flow Information
Significant non-cash transactions:
Accrued expenditures for property, plant and equipment at September 30,	$281	$200

Operating - Electricity Sales (Unaudited)(1)

	Three Months Ended September 30,			Nine Months Ended September 30,
			Percent			Percent
(GWh)	2024	2023	Change	2024	2023	Change

PA Regulated Segment
Retail Delivered	9,468	9,363	1.1%	27,682	26,894	2.9%

KY Regulated Segment
Retail Delivered	8,084	7,943	1.8%	22,696	21,539	5.4%
Wholesale(2)	186	178	4.5%	483	382	26.4%
Total	8,270	8,121	1.8%	23,179	21,921	5.7%

Total	17,738	17,484	1.5%	50,861	48,815	4.2%

(1) Excludes the Rhode Island Regulated segment electricity sales as revenues are decoupled from volumes delivered.
(2) Represents FERC-regulated municipal and unregulated off-system sales.

Reconciliation of Segment Reported Earnings to Earnings from Ongoing Operations
(After-Tax)
(Unaudited)

3rd Quarter 2024	(millions of dollars)
	KY	PA	RI	Corp.
	Reg.	Reg.	Reg.	& Other	Total
Reported Earnings(1)	$169	$142	$14	$(111)	$214
Less: Special Items (expense) benefit:
Talen litigation costs, net of tax of $1(2)	—	—	—	(2)	(2)
Strategic corporate initiatives, net of tax of $1(3)	—	—	—	(2)	(2)
Acquisition integration, net of tax of $3, $19(4)	—	—	(18)	(71)	(89)
FERC transmission credit refund, net of tax of $0(5)	1	—	—	—	1
ECR beneficial reuse transition adjustment, net of tax of $2(6)	(4)	—	—	—	(4)
Total Special Items	(3)	—	(18)	(75)	(96)
Earnings from Ongoing Operations	$172	$142	$32	$(36)	$310

	(per share - diluted)
	KY	PA	RI	Corp.
	Reg.	Reg.	Reg.	& Other	Total
Reported Earnings(1)	$0.23	$0.19	$0.02	$(0.15)	$0.29
Less: Special Items (expense) benefit:
Acquisition integration(4)	—	—	(0.02)	(0.10)	(0.12)
ECR beneficial reuse transition adjustment(6)	(0.01)	—	—	—	(0.01)
Total Special Items	(0.01)	—	(0.02)	(0.10)	(0.13)
Earnings from Ongoing Operations	$0.24	$0.19	$0.04	$(0.05)	$0.42

(1) Reported Earnings represents Net Income.
(2) PPL incurred legal expenses related to litigation associated with its former affiliate.
(3) Represents costs primarily related to PPL’s corporate centralization and other strategic efforts.
(4) Primarily integration and related costs associated with the acquisition of Rhode Island Energy.
(5) Prior period impact related to a FERC refund order.
(6) Prior period impact of an adjustment related to the Environmental Cost Recovery mechanism revenues.

Reconciliation of Segment Reported Earnings to Earnings from Ongoing Operations
(After-Tax)
(Unaudited)

Year-to-Date September 30, 2024	(millions of dollars)
	KY	PA	RI	Corp.
	Reg.	Reg.	Reg.	& Other	Total
Reported Earnings(1)	$493	$441	$90	$(313)	$711
Less: Special Items (expense) benefit:
Talen litigation costs, net of tax of $1(2)	—	—	—	(2)	(2)
Strategic corporate initiatives, net of tax of $0, $2, $2(3)	(1)	(4)	—	(6)	(11)
Acquisition integration, net of tax of $12, $55(4)	—	—	(48)	(206)	(254)
PPL Electric billing issue, net of tax of $5(5)	—	(13)	—	—	(13)
FERC transmission credit refund, net of tax of $0(6)	1	—	—	—	1
ECR beneficial reuse transition adjustment, net of tax of $2(7)	(4)	—	—	—	(4)
Total Special Items	(4)	(17)	(48)	(214)	(283)
Earnings from Ongoing Operations	$497	$458	$138	$(99)	$994

	(per share - diluted)
	KY	PA	RI	Corp.
	Reg.	Reg.	Reg.	& Other	Total
Reported Earnings(1)	$0.66	$0.60	$0.12	$(0.42)	$0.96
Less: Special Items (expense) benefit:
Strategic corporate initiatives(3)	—	—	—	(0.01)	(0.01)
Acquisition integration(4)	—	—	(0.07)	(0.27)	(0.34)
PPL Electric billing issue(5)	—	(0.02)	—	—	(0.02)
ECR beneficial reuse transition adjustment(7)	(0.01)	—	—	—	(0.01)
Total Special Items	(0.01)	(0.02)	(0.07)	(0.28)	(0.38)
Earnings from Ongoing Operations	$0.67	$0.62	$0.19	$(0.14)	$1.34

(1) Reported Earnings represents Net Income.
(2) PPL incurred legal expenses related to litigation associated with its former affiliate.
(3) Represents costs primarily related to PPL’s corporate centralization and other strategic efforts.
(4) Primarily integration and related costs associated with the acquisition of Rhode Island Energy.
(5) Certain expenses related to billing issues.
(6) Prior period impact related to a FERC refund order.
(7) Prior period impact of an adjustment related to the Environmental Cost Recovery mechanism revenues.

Reconciliation of Segment Reported Earnings to Earnings from Ongoing Operations
(After-Tax)
(Unaudited)

3rd Quarter 2023	(millions of dollars)
	KY	PA	RI	Corp.
	Reg.	Reg.	Reg.	& Other	Total
Reported Earnings(1)	$175	$136	$6	$(87)	$230
Less: Special Items (expense) benefit:
Talen litigation costs, net of tax of $1(2)	—	—	—	(3)	(3)
Strategic corporate initiatives, net of tax of $0, $1(3)	—	(1)	—	(3)	(4)
Acquisition integration, net of tax of $4, $15(4)	—	—	(16)	(55)	(71)
Sale of Safari Holdings, net of tax of ($1)(5)	—	—	—	1	1
PPL Electric billing issue, net of tax of $4(6)	—	(8)	—	—	(8)
Other non-recurring charges, net of tax of $0(7)	—	—	—	(2)	(2)
Total Special Items	—	(9)	(16)	(62)	(87)
Earnings from Ongoing Operations	$175	$145	$22	$(25)	$317

	(per share - diluted)
	KY	PA	RI	Corp.
	Reg.	Reg.	Reg.	& Other	Total
Reported Earnings(1)	$0.24	$0.18	$0.01	$(0.12)	$0.31
Less: Special Items (expense) benefit:
Acquisition integration(4)	—	—	(0.02)	(0.08)	(0.10)
PPL Electric billing issue(6)	—	(0.02)	—	—	(0.02)
Total Special Items	—	(0.02)	(0.02)	(0.08)	(0.12)
Earnings from Ongoing Operations	$0.24	$0.20	$0.03	$(0.04)	$0.43

(1) Reported Earnings represents Net Income.
(2) Represents costs related to litigation with Talen Montana, LLC and affiliated entities.
(3) Represents costs primarily related to PPL’s corporate centralization and other strategic efforts.
(4) Primarily integration and related costs associated with the acquisition of Rhode Island Energy.
(5) Primarily final closing and other related adjustments for the sale of Safari Holdings, LLC.
(6) Certain expenses related to billing issues.
(7) Certain expenses related to distributed energy investments.

Reconciliation of Segment Reported Earnings to Earnings from Ongoing Operations
(After-Tax)
(Unaudited)

Year-to-Date September 30, 2023	(millions of dollars)
	KY	PA	RI	Corp.
	Reg.	Reg.	Reg.	& Other	Total
Reported Earnings(1)	$432	$384	$70	$(259)	$627
Less: Special Items (expense) benefit:
Talen litigation costs, net of tax of $2(2)	—	—	—	(6)	(6)
Strategic corporate initiatives, net of tax of $0, $0, $2(3)	(1)	(1)	—	(7)	(9)
Acquisition integration, net of tax of $12, $42(4)	—	—	(46)	(159)	(205)
PA tax rate change(5)	—	1	—	—	1
Sale of Safari Holdings, net of tax of $1(6)	—	—	—	(3)	(3)
PPL Electric billing issue, net of tax of $6(7)	—	(15)	—	—	(15)
FERC transmission credit refund, net of tax of $2(8)	(5)	—	—	—	(5)
Other non-recurring charges, net of tax of $0(9)	—	—	—	(15)	(15)
Total Special Items	(6)	(15)	(46)	(190)	(257)
Earnings from Ongoing Operations	$438	$399	$116	$(69)	$884

	(per share - diluted)
	KY	PA	RI	Corp.
	Reg.	Reg.	Reg.	& Other	Total
Reported Earnings(1)	$0.58	$0.52	$0.10	$(0.35)	$0.85
Less: Special Items (expense) benefit:
Talen litigation costs(2)	—	—	—	(0.01)	(0.01)
Strategic corporate initiatives(3)	—	—	—	(0.01)	(0.01)
Acquisition integration(4)	—	—	(0.06)	(0.22)	(0.28)
PPL Electric billing issue(7)	—	(0.02)	—	—	(0.02)
FERC transmission credit refund(8)	(0.01)	—	—	—	(0.01)
Other non-recurring charges(9)	—	—	—	(0.02)	(0.02)
Total Special Items	(0.01)	(0.02)	(0.06)	(0.26)	(0.35)
Earnings from Ongoing Operations	$0.59	$0.54	$0.16	$(0.09)	$1.20

(1) Reported Earnings represents Net Income.
(2) Represents costs related to litigation with Talen Montana, LLC and affiliated entities.
(3) Represents costs primarily related to PPL’s corporate centralization and other strategic efforts.
(4) Primarily integration and related costs associated with the acquisition of Rhode Island Energy.
(5) Impact of Pennsylvania state tax reform.
(6) Primarily final closing and other related adjustments for the sale of Safari Holdings, LLC.
(7) Certain expenses related to billing issues.
(8) Prior period impact related to a FERC refund order.
(9) Certain expenses related to distributed energy investments.

Reconciliation of PPL's Earnings Forecast
After-Tax (Unaudited)
(per share - diluted)

	2024 Forecast Range
	Midpoint	High	Low
Estimate of Reported Earnings	$1.32	$1.35	$1.29
Less: Special Items (expense) benefit:(1)
Strategic corporate initiatives(2)	(0.01)	(0.01)	(0.01)
Acquisition integration(3)	(0.34)	(0.34)	(0.34)
PPL Electric billing issue(4)	(0.02)	(0.02)	(0.02)
ECR beneficial reuse transition adjustment(5)	(0.01)	(0.01)	(0.01)
Total Special Items	(0.38)	(0.38)	(0.38)
Forecast of Earnings from Ongoing Operations	$1.70	$1.73	$1.67

(1) Reflects only special items recorded through September 30, 2024. PPL is not able to forecast special items for future periods.
(2) Represents costs primarily related to PPL’s corporate centralization and other strategic efforts.
(3) Primarily integration and related costs associated with the acquisition of Rhode Island Energy.
(4) Certain expenses related to billing issues.
(5) Prior period impact of an adjustment related to the Environmental Cost Recovery mechanism revenues.